EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 10, 1999 relating to the financial statements of MasTec, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP



Miami, Florida
December 20, 1999